                                                                    EXHIBIT 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                   -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                                   -----------
                               MARINE MIDLAND BANK
               (Exact name of trustee as specified in its charter)

     New York                                                 16-1057879
     (Jurisdiction of incorporation                     (I.R.S. Employer
      or organization if not a U.S.                     Identification No.)
      national bank)

     140 Broadway, New York, N.Y.                        10005-1180
     (212) 658-1000                                      (Zip Code)
     (Address of principal executive offices)

                                Charles E. Bauer
                                 Vice President
                               Marine Midland Bank
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-1792
            (Name, address and telephone number of agent for service)

                             Kinetic Concepts, Inc.
                             KCI Properties Limited
                            KCI Real Property Limited
                            KCI Holding Company, Inc.
                            KCI-RIK Acquisition Corp.
                             KCI International, Inc.
                                  KCI Air, Inc.
                            Plexus Enterprises, Inc.
                           Medical Retro Design, Inc.
                         KCI Therapeutic Services, Inc.
                           KCI New Technologies, Inc.
              (Exact name of obligors as specified in its charter)

         Texas                   7352                    74-1891727
         Texas                   7352
         Texas                   7352
         Delaware                7352
         Delaware                7352
         Delaware                7352
         Delaware                7352
         Delaware                7352
         Delaware                7352
         Delaware                7352


                 8023 Vantage Drive
                 San Antonio, Texas                         78230
                 (210) 524 - 9000                         (Zip Code)
                 (Address of principal executive offices)

               9 5/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                         (Title of Indenture Securities)

                                     General

Item 1. General Information.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2. Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None

Item 16.  List of Exhibits.


Exhibit

T1A(i)            *        -       Copy of the Organization Certificate of
                                   Marine Midland Bank.

T1A(ii)           *        -       Certificate of the State of New York
                                   Banking Department dated December 31,
                                   1993 as to the authority of Marine
                                   Midland Bank to commence business.

T1A(iii)                   -       Not applicable.

T1A(iv)           *        -       Copy of the existing By-Laws of Marine
                                   Midland Bank as adopted on January 20,
                                   1994.

T1A(v)                     -       Not applicable.

T1A(vi)           *        -       Consent of Marine Midland Bank
                                   required by Section 321(b) of the Trust
                                   Indenture Act of 1939.

T1A(vii)                   -       Copy of the latest report of condition of
                                   the trustee (September 30, 1997),
                                   published pursuant to law or the
                                   requirement of its supervisory or
                                   examining authority.

T1A(viii)                  -       Not applicable.

T1A(ix)                    -       Not applicable.


         * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 11th day of December, 1997.



                                            MARINE MIDLAND BANK


                                            By: /s/ Frank J. Godino
                                                ---------------------------
                                                    Frank J. Godino
                                                    Vice President

                                                               EXHIBIT T1A (vii)

                                                         Board of Governors of the Federal Reserve System
                                                         OMB Number: 7100-0036
                                                         Federal Deposit Insurance Corporation
                                                         OMB Number: 3064-0052
                                                         Office of the Comptroller of the Currency
                                                         OMB Number: 1557-0081
FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL       Expires March 31, 1999

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This financial information has not been reviewed, or confirmed for accuracy or relevance, by the Federal Reserve System.

Please refer to page i, Table of Contents, for the required disclosure       /1/
of estimated burden.

--------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031
REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30,
1997

           (950630)
         (RCRI 9999)

This report is required by law; 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12
U.S.C. Section 161 (National banks).

This report form is to be filed by banks with branches and
consolidated subsidiaries in U.S. territories and possessions,
Edge or Agreement subsidiaries, foreign branches, consoli-
dated foreign subsidiaries, or International Banking Facilities.
--------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,   Gerald A. Ronning, Executive VP & Controller
     --------------------------------------------
     Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

     /s/ Gerald A. Ronning
     -----------------------------------------
Signature of Officer Authorized to Sign Report

          10/27/97
----------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

   /s/ Malcolm Burnett
----------------------------------------------
Director (Trustee)

   /s/ James H. Cleave
----------------------------------------------
Director (Trustee)

   /s/ Bernard J. Kennedy
----------------------------------------------
Director (Trustee)
--------------------------------------------------------------------------------

FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANK: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.
--------------------------------------------------------------------------------


FDIC Certificate Number           0   0    5    8    9
                                  --------------------
                                      (RCRI 9030)
pd

                                     NOTICE

This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the

Marine Midland Bank              of Buffalo
    Name of Bank                    City

in the state of New York, at the close of business
September 30, 1997


ASSETS

                                                                       Thousands
                                                                      of dollars
                                                                      ----------
Cash and balances due from depository institutions:

   Noninterest-bearing balances
    currency and coin ......................................         $ 1,110,485
   Interest-bearing balances ...............................           2,048,920
   Held-to-maturity securities .............................                   0
   Available-for-sale securities ...........................           3,391,694

   Federal funds sold and securities purchased
    under agreements to resell .............................           1,342,831

Loans and lease financing receivables:

   Loans and leases net of unearned
    income .................................................          21,487,570
   LESS: Allowance for loan and lease
    losses .................................................             425,157
   LESS: Allocated transfer risk reserve ...................                   0

   Loans and lease, net of unearned
    income, allowance, and reserve .........................          21,062,413
   Trading assets ..........................................             968,456
   Premises and fixed assets (including
    capitalized leases) ....................................             221,523

Other real estate owned ....................................               5,545
Investments in unconsolidated
 subsidiaries and associated companies .....................                   0
Customers' liability to this bank on
 acceptances outstanding ...................................              23,847
Intangible assets ..........................................             482,701
Other assets ...............................................             537,780
Total assets ...............................................          31,196,195


LIABILITIES

Deposits:
   In domestic offices .....................................          19,952,350

   Noninterest-bearing .....................................           3,982,634

   Interest-bearing ........................................          15,969,716

In foreign offices, Edge, and Agreement
   subsidiaries, and IBFs ..................................           3,344,008

   Noninterest-bearing .....................................                   0
   Interest-bearing ........................................           3,344,008

Federal funds purchased and securities sold
   under agreements to repurchase ..........................           2,540,798
Demand notes issued to the U.S. Treasury ...................             279,418
Trading Liabilities ........................................             208,931

Other borrowed money:
   With a remaining maturity of one year
    or less ................................................           1,359,650
   With a remaining maturity of more than
    one year through three years ...........................              73,635
   With a remaining maturity of more than
    three years ............................................             102,337
Bank's liability on acceptances
executed and outstanding ...................................              23,847
Subordinated notes and debentures ..........................             497,711
Other liabilities ..........................................             596,321
Total liabilities ..........................................          28,979,006
Limited-life preferred stock and
related surplus ............................................                   0

EQUITY CAPITAL

Perpetual preferred stock and related
   surplus .................................................                   0
Common Stock ...............................................             205,000
Surplus ....................................................           1,983,923
Undivided profits and capital reserves .....................              10,090
Net unrealized holding gains (losses)
   on available-for-sale securities ........................              18,176
Cumulative foreign currency translation
   adjustments .............................................                   0
Total equity capital .......................................           2,217,189
Total liabilities, limited-life
preferred stock, and equity capital ........................          31,196,195